      As filed with the Securities and Exchange Commission on September 19, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            IDEXX LABORATORIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                               01-0393723
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

ONE IDEXX DRIVE, WESTBROOK, MAINE                            04092
(Address of Principal Executive Offices)                     (Zip Code)

                            -------------------------

                        1997 EMPLOYEE STOCK PURCHASE PLAN
                 1997 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                            1997 DIRECTOR OPTION PLAN
                            (Full Title of the Plans)

                             RICHARD B. THORP, ESQ.
                                 GENERAL COUNSEL
                            IDEXX LABORATORIES, INC.
                                 ONE IDEXX DRIVE
                             WESTBROOK, MAINE 04092
                     (Name and Address of Agent For Service)

                                 (207) 856-0300
          (Telephone Number, Including Area Code, of Agent For Service)


================================================================================================================
                                                Proposed                Proposed
Title of                      Amount            Maximum                 Maximum
Securities                    to be             Offering Price          Aggregate              Amount of
To be Registered              Registered        Per Share               Offering Price         Registration Fee
----------------              ----------        ---------               --------------         ----------------

Common Stock,              267,500 shares (2)      $  N/A                      $  N/A              $  N/A
$.10 par value (1)
----------------------------------------------------------------------------------------------------------------

(1) Includes the registration of the Preferred Stock Purchase Rights attached to such Common Stock.

(2) These 267,500 shares of Common Stock were originally registered on registration statements on Form S-8 on September 18, 1991 (File No. 33-42846), June 10, 1993 (File No. 33-64202) and August 9, 1995 (File No.
     33-95614) in connection with the Company's 1991 Director Option Plan and on June 24, 1994 (File No. 33-80724) in connection with the Company's 1994 Employee Stock Purchase Plan. 152,678 of such shares (including the Preferred Stock Purchase Rights attached thereto) are being transferred from those registered under the registration statement relating to the Company's 1994 Employee Stock Purchase Plan and the remaining 114,822 shares (including the Preferred Stock Purchase Rights attached thereto) are being transferred from those registered under the registration statement relating to the Company's 1991 Director Option Plan. The aggregate registration fee paid for these shares of Common Stock was approximately $1,181.54 (using a weighted average per share registration fee for the shares transferred from the Company's 1991 Director Option

     Plan). The Company is transferring such 267,500 shares from the prior registration statements and will file a Post-Effective Amendment to the prior registration statements reflecting such transfer.

STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-27733, filed by the Registrant on May 23, 1997 relating to the Registrant's 1997 Employee Stock Purchase Plan, 1997 International Employee Stock Purchase Plan and 1997 Director Option Plan.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by its General Counsel, Richard B. Thorp. As of the date of this Registration Statement, Mr. Thorp has (i) beneficial ownership of 9,896 shares of the Registrant's Common Stock and (ii) the right to receive up to 90,600 shares of the Registrant's Common Stock upon the exercise of stock options granted to him by the Registrant, which stock options are or (in periodic installments) will become exercisable through February 4, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine on the this 19th day of September, 1997.

                                                     IDEXX LABORATORIES, INC.



                                                     By: /s/ David E. Shaw
                                                         -----------------------
                                                         David E. Shaw
                                                         Chief Executive Officer




                                POWER OF ATTORNEY

     We, the undersigned officers and directors of IDEXX Laboratories, Inc., hereby severally constitute David E. Shaw, Richard B. Thorp and Scott W. Roberts, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable IDEXX Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the date indicated.


Signature                                       Title                         Date
---------                                       -----                         ----

/s/ David E. Shaw                       Chairman of the Board of      September 19, 1997
------------------------------          Directors and Chief
David E. Shaw                           Executive Officer
                                        (Principal Executive
                                        Officer) and Director

/s/ Ralph K. Carlton                    Senior Vice President,        September 19, 1997
------------------------------          Finance and Administration
Ralph K. Carlton                        and Chief Financial
                                        Officer (Principal
                                        Financial Officer)

/s/ Merilee Raines                      Vice President, Finance       September 19, 1997
------------------------------          and Treasurer (Principal
Merilee Raines                          Accounting
                                        Officer)


/s/ Erwin F. Workman, Jr. Ph.D.         President, Chief Operating    September 19, 1997
------------------------------          Officer and Director
Erwin F. Workman, Jr., Ph.D.


/s/ John R. Hesse                       Director                      September 19, 1997
------------------------------
John R. Hesse



/s/ E. Robert Kinney                    Director                      September 19, 1997
------------------------------
E. Robert Kinney



/s/ James L. Moody, Jr.                 Director                      September 19, 1997
------------------------------
James L. Moody, Jr.



/s/ Kenneth Paigen, Ph.D.               Director                      September 19, 1997
------------------------------
Kenneth Paigen, Ph.D.



/s/ William F. Pounds                   Director                      September 19, 1997
------------------------------
William F. Pounds

                                  Exhibit Index
                                  -------------


Exhibit
Number       Description                                                    Page
------       -----------                                                    ----

 4.1  (1)    Restated Certificate of Incorporation, as amended, of
             the Registrant                                                 ---

 4.2  (2)    Amended and Restated By-Laws of the Registrant                 ---

 4.3  (2)    Specimen Certificate of Common Stock of the
             Registrant                                                     ---

 4.4  (3)    Rights Agreement, dated as of December 17, 1996,               ---
             between the Registrant and The First National Bank of
             Boston, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock

 5.1         Opinion of Richard B. Thorp, General Counsel to the            ---
             Registrant

23.1         Consent of Arthur Andersen LLP                                 ---

23.2         Consent of Richard B. Thorp (included in Exhibit 5.1)          ---

24.1         Power of Attorney (included on the signature page of
                 this Registration Statement)                               ---






-------------------

(1) Incorporated herein by reference to the Exhibits to the Registrant's Annual Report on Form 10-K dated March 28, 1997.

(2) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-40447).

(3) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form 8-A dated December 24, 1996 (File No. 0-19271).